UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2008, the Committee awarded Robert H. Ewald, the Chief Executive Officer, a bonus of $150,000 in recognition of his accomplishments during fiscal year 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 21, 2008, the Company, pursuant to resolutions of its Board of Directors, adopted amendments to the Company’s bylaws to clarify that stockholders may only submit stockholder proposals at an annual meeting by compliance with the Company’s “advance notice” bylaw provision (other than proposals under rule 14a-8 under the Securities Exchange Act of 1934, as amended) and to make immaterial modifications to the provisions relating to the conduct of business at stockholder and board meetings and the appointment of officers. On that same date, the Board authorized changing the Company’s registered agent in Delaware from CT Corporation to Corporation Service Company.

The amendments to the Bylaws became effective immediately upon adoption of such resolutions. The change in registered agent became effective on August 27, 2008. A copy of the Company’s amended and restated bylaws is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item
3.1	Third Amended and Restated Bylaws of Silicon Graphics, Inc. dated August 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: August 27, 2008	By:	/s/ Barry J. Weinert
Barry J. Weinert
Vice President and General Counsel